Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***].”  SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

[REPUBLIC OF TURKEY Beşiktaş SEVENTH NOTARY OFFICE’s stamp // Journal  No.: 06684]

LEASE AGREEMENT

PROVINCE	:	Kocaeli

DISTRICT	:	Gebze

NEIGHBORHOOD	:	Güzeller

SHEET	:	G22B19B1C-2D

PLOT	:	5686

PARCEL	:	1-2-3-8

LEASED PROPERTY	:	Logistic storage and packaging facility to be constructed on the land on the above-mentioned address, sheet, plot and parcel

TITLE OF THE LESSOR	:	MEGEYE LOJİSTİK ANONİM ŞİRKETİ

RESIDENTIAL ADDRESS OF THE LESSOR	:	Emniyet Mah., Kanuni Sultan Süleyman Sok., Mabeyin Konakları Villa F Altunizade - ÜSKÜDAR

TRADE REGISTRY NUMBER OF THE LESSOR	:	610110

TAX REGISTRY NUMBER OF THE LESSOR	:	ÜSKÜDAR V.D. 613 063 3196

TITLE OF THE LESSEE	:	D-MARKET ELEKTRONİK HİZMETLER VE TİCARET A.Ş.

RESIDENTIAL ADDRESS OF THE LESSEE	:	Kuştepe Mah., Mecidiyeköy Yolu Cad., No: 12 Kule 2 Kat:2 Şişli/İstanbul

TRADE REGISTRY NUMBER OF THE LESSEE	:	436165

TAX REGISTRY NUMBER OF THE LESSEE	:	2650179910

One Month Rental Equivalent	:	It was specified under special conditions.

HOW THE RENTAL FEE WILL BE PAID	:	It was specified under special conditions.

RENTAL PERIOD	:	10 (ten) years

BEGINNING OF LEASE	:

The construction and delivery date of the 41,300 m2 storage area and 4,000 m2 mezzanine floor of the two-storey building subject to the agreement in accordance with the agreement conditions and technical definitions.

CURRENT STATUS OF THE LEASED PROPERTY	:	It was specified under special conditions.

USAGE OF THE LEASED PROPERTY	:	Production Logistics storage, Transfer and Distribution Center, Packaging, Technical Service

SPECIAL TERMS OF LEASE AGREEMENT

This Lease Agreement (hereinafter referred to as “Agreement” and/or “Lease Agreement” (hereinafter referred to as “Lessor”) and (hereinafter referred to as “Lessee”) is concluded under the following terms and conditions.

1. LEASED PROPERTY

The leased property is the gross external area of the building and building of approximately 45,300 m2, which is the gross storage area of approximately 41,300 m2 and mezzanine is approximately 4,000 m2, on the parcel to be constructed as a two-storey on the parcel to be formed after the devolution of the parcels of 32,468.31 m2, 9,084.95 – 8,358.66 – 7,540.74, - 7,483.96 m2, which are shown in the sketch and title deed copies attached to the “Leased Property” and registered in the map section G22B19B1C-2D, 5686 block, respectively, in the title deed at Kocaeli, Gebze, Güzeller neighborhood.

The immovables subject to this lease agreement, which are registered in Gebze title deed with plot number G22B19B1C-2D. 5686, parcel number 1-2-3-8, respectively, are currently registered in the name of MGY Otomotiv Sanayi A.Ş., the group company of Megeye Lojistik Anonim Şirketi, the Lessor.  After the signing of this agreement, the Lessor, Megeye Lojistik Anonim Şirketi shall take over the said immovable properties upon completion of the assignment process.

2.                                     LEASE PERIOD

The term of this agreement is 10 (ten) years from the date of final delivery of the leased property in accordance with Article 5 of this agreement. If the Lessee wishes to extend this agreement, he/she must give written information to the Lessor at least 12 (twelve) months before the end of the rental period. In this case, this Agreement shall be extended for another 10 years under the same conditions.

If the Lessee wants to terminate at the end of the 9th year, he/she must give written information to the Lessor at least by the end of the 8th year.

Minimum lease term:

The lessee guarantees and undertakes to operate as the lessee for a minimum of 9 (nine) years from the final delivery date of the buildings. If the Lease Agreement is terminated by the Lessee without a justified reason before the specified period of 9 (nine) years; the Lessee is responsible for all rental fees until the end of the 9th year since the leased property Building and its additions to be built on the land will be constructed in accordance with the demands and needs of the Lessee. However, if the Lessee terminates this agreement before the end of the 9th year without a justified reason and the Leased Property is leased partially or completely to new Lessees or Lessees, the total rental amount to be obtained from new Lessees or Lessees shall be deducted from the Lessee’s payment obligation regulated under this article. The Parties agree that the Lessee shall be deemed authorized for the purpose of finding new Lessee (s) to be accepted by the Lessor within the scope of this article and the Lessor shall not refrain from accepting the new Lessee(s) without a reasonable justification.

3.                                     LEASE PRICE AND PAYMENT METHOD

3.1.                           Monthly rental price of the Leased Property is USD 5.15/m2/Month+VAT for approximately 41,300 m2 gross storage area and USD 3.00/m2/Month+VAT for approximately 4,000 m2 gross mezzanine. The rental fee is paid in USD (US Dollars).

3.2.                           Following the delivery of the Leased Property (partial and final delivery specified in Article 5) the rental fees are paid by depositing them into the lessor’s bank account in USD (US Dollars) as explained in Article 3.1 above. The Lessee agrees and undertakes to make the payment to these bank account numbers during all rental periods and renewed rental periods.  If there is a change in the bank account numbers of the Lessor, the Lessor shall notify the Lessee in writing in due time. During the term of the Rental Agreement, the bank account numbers notified by the Lessor have been closed, changed and, if the Lessor has not notified the Lessee of the new bank account number, the Lessee shall be deemed to have fulfilled the obligation to pay the rent by depositing the rental amount to the bank account numbers of the Lessor in this agreement and on behalf of the Lessor on time.

3.3.                           Rent calculation will be made over the m2 to be found with the measurement to be made from the outer faces of the indoor columns of the building excluding porch overflowing with or without columns, water tank - pump room-transformer - MV and LV room-generator- security building,   insurance drinking places, vehicle washing station, canteen etc. in case it has been built as separate buildings outside the main building. The m2 measurement to be subjected to the rental calculation shall be completed by completing the construction of all the lessors and shall be determined by the final measurement to be made after the delivery in accordance with the article and if different from the m2 measurements specified in this agreement, it shall be finalized by the Parties with a written protocol that shall constitute an annex to the agreement. After the m2 measurements finalized in this protocol, 10-year rent money will be written as in the table with the sample below. In the following example table, approximate m2 measurements were calculated as [***] for gross 41,300 m2 storage area and [***] for gross 4,000 m2 mezzanine. In the said protocol, instead of the 41,300 m2 and 4,000 m2 measurements written in the table below, the final m2 measurements will be written and monthly rental money will be available.

EXAMPLARY TABLE:

Monthly rental price of the Leased Property for the first year is [***]. This monthly rental fee is valid for the first rental year and the rental fees, excluding VAT, to be paid during the 10-year rental period are as follows:

Years	Storage Area (m2)	Storage Area m2 price	Mezzanine Floor Area (m2)	Storage Area m2 price	Monthly Rental Fee
1st Year	41,300	5.15	4,000	3.00	224,695.00
2nd Year	41,300	5.28	4,000	3.08	230,312.38
3rd Year	41,300	5.41	4,000	3.15	236,070.18
4th Year	41,300	5.55	4,000	3.23	241,971.94
5th Year	41,300	5.68	4,000	3.31	248,021.24
6th Year	41,300	5.83	4,000	3.39	254,221.77
7th Year	41,300	5.97	4,000	3.48	260,577.31
8th Year	41,300	6.12	4,000	3.57	267,091.75
9th Year	41,300	6.27	4,000	3.66	273,769.04
10th Year	41,300	6.43	4,000	3.75	280,613.27

The Lessee shall pay the rental price and VAT amount determined in USD for each month in USD.

From the date of Final Delivery, the rent shall be paid in advance each month to the Lessor’s bank account within the first five (5) business days of the relevant month.

3.4.                           Increase in rent money in the second 10-year lease period: The monthly rent money in the 11th year shall be paid by increasing the rent money to be paid in the last month of the 10th year by 5%. From the 11th year until the end of the 20th year, the annual rent money shall be paid by increasing by 2.5% each year.

The rental fee shall be paid monthly in advance to the bank account of the lessor within the first 5 (five) business days of the relevant month.

4.                                     USAGE EXPENSES

The Lessee is aware that he/she has to pay the expenses specified in the following articles other than the rental price when concluding this agreement.

4.1.                           It is necessary for the Lessee to conclude telephone, electricity, water and similar subscription agreements to be used in the Leased Property on his own behalf and to pay the expenses himself. For this purpose, the Lessee is obliged to make subscription and membership agreements with the relevant public and private law organizations on his/her behalf and to pay the goods and services subject to these agreements (“Usage Expenses”) in person.

4.2.                           The Lessor shall not provide cleaning, security, lighting, (except for those within the scope of maintenance and repair of the Lessor in this Agreement; fulfilment of its obligations) technical maintenance etc. services in the Leased Property, and all of these and similar services shall be performed by the Lessee at its own expense. The management fees of the organized industrial zone belong to the Lessee.

4.3.                           The Lessee is also obliged to pay other relevant duties and taxes arising from the use of the leased property in the future and similar taxes, duties and other expenses other than the real estate tax under the responsibility of the Lessor and the environmental cleaning tax included therein in a timely manner and to deliver the relevant payment documents to the Lessor upon request.

4.4.                           Transformer Operating Responsibility Fee shall always belong to the Lessee and payments related to the transformer fixtures shall always belong to the Lessor.

Operating and Management Expenses of Medium Voltage (MV) and Low Voltage (LV) room, generators, fire detection-extinguishing-smoke evacuation systems, electrical (lighting, etc.) and mechanical (door-loading equipment, arm barriers, etc.) other systems shall be paid directly by the Lessee and the renewal cost arising from the fixture qualification and their economic life shall be borne by the Lessor.

The maintenance of the buildings and fixtures shall be carried out by the lessee in accordance with the attached technical specification (Annex:5).

At the end of the lease period, the Lessee will deliver the mandatory and fixtures to the Lessor in the same condition at the beginning of the lease, except for wear and tear due to normal use. The document indicating the status of the leased property and fixtures at the beginning of the lease is attached to this Agreement.

5                                        DELIVERY OF THE LEASED PROPERTY TO THE LESSEE

5.1                              The leased two-storey building shall be delivered by the Lessor to the Lessee as follows by May 04, 2015 at the latest in a manner that can be used with all kinds of functions as specified in the technical specification.  The following conditions are the conditions that must take place on the final delivery date.

5.1.1                    All in-building, out-of-building and outdoor field productions of the leased property have been completed,

5.1.2                    There is no team left working in the construction of the Lessor in the leased property, all materials and equipment belonging to the manufacturing process have been moved from the relevant areas, and the interior and exterior areas have been cleaned ready for use.

5.1.3                    Testing and commissioning procedures of all systems belonging to the leased property are completed and fully operational,

5.1.4                    All technical conditions attached to this agreement have been fulfilled, installation of all systems included in the technical specifications and projects has been completed

5.1.5                    The licenses required to be obtained by the Lessor of the leased property were obtained no later than 1 month after the final delivery and the physical conditions required for the continuation of these licenses were fulfilled,

5.1.6                    The Lessor shall submit (i) all architectural, static, electrical, mechanical “as-built” projects of the Leased Property, (ii) test and commissioning reports, technical and warranty documents of all systems and equipment of the Building, (iii) grounding, lighting level and main and secondary electrical panels thermal camera measurements within 45 (forty-five) days from delivery.

5.1.7                    If there is a dispute between the parties as to whether the delivery conditions have been fulfilled, either party shall apply to the Istanbul Chamber of Commerce and request the appointment of an expert and the report prepared by this expert shall be binding on the parties. Without prejudice to Article 5.1.9 below, if it is determined that the Leased Property is ready for delivery, the expenses of the Expert shall be paid by the Lessee, otherwise by the Lessor.

5.1.8                    If there are any secondary deficiencies and minor defects on the Delivery Date and these are identified by a minute bearing the joint signature of the Parties, the Lessor shall complete them within a maximum period of 3 months from the Delivery Date (the “Compensation Period”). If the deficiencies specified in the minutes are not completed within this three-month period, the Lessee shall be entitled to deduct these expenses from the rental prices by doing the necessary.

5.1.9                    The Lessor is responsible for cleaning all debris and construction residues inside the building and in the garden before the delivery date and having the interior of the building cleaned.

5.1.10             In case of partial acceptance of the premise, the minimum conditions required for the lessee to start the operation in the part of the facility must be completed as follows.

•                                There must be no water leakage or flow to the relevant enclosed areas.

•                                The floor of the relevant enclosed area must be suitable for the operation of the stacking machines.

•                                All kinds of fire safety has to be taken and completed.

•                                All kinds of electrical and lighting equipment have to be operational.

•                                Loading / unloading ramps and level adjusters must be in proper working order.

•                                Front sides of ramps must be open in accordance with vehicle manoeuvres and must not be used for any other purpose.

•                                Another traffic flow and activity must not be present in the area which is used.

•                                Access to the main street from the relevant part of the facility has to be open.

•                                The ongoing construction and activities in other parts of the plant should not pose a risk to their operations and should not cause any disruption at any time of the day.

5.2                              The Lessor accepts and undertakes that he/she is responsible for all debts and obligations arising or to be arising from the immovable where the leased property is located until the delivery of the leased property to the Lessee in accordance with this article and therefore Lessor may immediately compensate the Lessee for all damages that may be incurred by the Lessee from all third parties, regardless of the name, without the need for any Court decision, otherwise, without prejudice to the rights of the Lessee regarding the excess, Lessee may offset the said damages starting from the first rental price.

5.3                              The Lessor agrees and undertakes that it shall be liable for any evacuation, indemnification and other enforceable claims to be directed to the Lessee by the Lessor or the right holders of the rights directly by the creditors thereof or the Lessor due to the enforcement of the rights registered to the title deed established on the leased property due to the restrictions on it and in cases where the Lessor fails to establish this by violation of the agreement, the Lessor shall be liable for all debts and obligations arising or to arise from due to the enforcement of the rights established on the leased property and therefore the Lessor shall be liable for all damages to be incurred by the Lessee in relation to any enforceable execution, evacuation and damages without the need for any court decision, and that the Lessee may set off such damages to the Lessor starting from the first rental price, without prejudice to the rights of the excess, and that the Lessee may pursue them legally at the expense of the Lessor (including legal representation and jurisdiction expenses etc.) and in such case the Lessee shall be entitled to terminate the agreement immediately without prejudice to right of compensation and without the need for any payment regarding the remaining indemnity.

6.                                     USE OF LEASED PROPERTY:

6.1.                           The leased property has been constructed by the Lessor to be used for the related services of the Lessee for the purpose of leasing and has also been leased by the Lessee.  The Lessee may, if desired, at any time, make any modifications, changes, improvements and additions that he/she deems necessary and useful for its own use in the leased property, which are not contrary to the Technical Specifications, approved projects, laws and legislation, do not damage the main structure of the building and are not substantial, at its own expense and without the need for the permission and consent of the Lessor, but by informing the Lessor in writing.  The Lessor accepts and undertakes in advance to give the Lessee all kinds of permissions that are not contrary to the laws and regulations and to make the applications and sign the necessary documents in order to make the modifications, amendments and additions stipulated in this paragraph.

6.2.                           The Lessee shall be able to make all kinds of modifications, changes, improvements and additions that change the main structure of the building at his own expense by obtaining the written consent of the Lessor, provided that they are not contrary to the laws and regulations and to the extent permitted by law. If the Lessor so permits, he/she accepts and undertakes in advance to make applications and sign the necessary documents when it is necessary to give all kinds of permissions that are not contrary to the laws and legislation and deemed necessary by the official authorities in order to make modifications, amendments and additions to the Lessee.

6.3.                           Upon the request of the Lessor, the Lessee shall restore the renovation, modification and additions made within the framework of Article 6.1 during the evacuation, at their own expense, in accordance with the approved project without damaging the main structure of the building and the leased property.

The Lessee shall be able to place his own logos and totems on the facades, roof and exterior of the building.  All kinds of duties, fees and other liabilities required to be paid in this regard and all kinds of criminal, legal and administrative liabilities that may occur due to the damage and damage that may be caused to third parties shall belong to the Lessee and no burden shall be imposed on the Lessor for this. The Lessor agrees and undertakes that he/she shall show the Lessee the facilities provided by the legislation and shall not place any similar identification marks, advertisements, letters and logos belonging to itself or any other institution or organization other than the logos, totems, flags etc. belonging to the Lessee in the building or open areas of the Leased Property. The Lessor may, in agreement with the Lessee, place a company title or logo sign in a suitable place of the building.

6.4                              The Lessor shall be able to place and operate solar panels on the roof provided that the tube carrier construction and related insulation are completed before the temporary acceptance of the building and then the preparations are completed in such a way that no action is required in the construction and insulation of the roof.  No costs will be charged to the Lessee related to the investment and operation of this system, the Lessee will be independent in energy use. The Lessor is responsible for all damages and negativities that may occur to the building and the lessee arising from this system and its operation.

7.                                     MAINTENANCE AND REPAIR COSTS OF THE LEASED PROPERTY

7.1                              The Lessor shall be responsible for all kinds of repairs and improvements required to be undertaken by law such as substantial repair and renewal of the systems, fixtures, common areas of use of the building, improvement required by the legislation, and the necessary payments to be paid by the municipality or other authorities (provided that this payment is not caused by the Lessee), but the costs of normal operation, electricity, water, gas costs and other normal tests, maintenance, repair and protection of the leased property shall be borne by the Lessee.

7.2                              If the main building itself, its facade, roof, floor covering exterior, infrastructure, all electrical and mechanical systems and the essential elements and fixtures of the leased property in the main structure which need to be renewed due to the fact that the Lessee has fulfilled their economic life despite their normal use, these are the responsibility of the Lessor during the rental period at the Lessor’s expense.

7.3                              If the renewal obligation of the leased property written in Article 7.2 above is not fulfilled by the Lessor, the Lessee shall notify the Lessor in writing of the fulfillment of the said performance within a maximum of 2 (two) months. If the Lessor does not make the necessary renovation despite the warning, the Lessee shall make the necessary renovation personally and at the expense of the Lessor and the related costs shall be deducted from the rental fee. If materials and spare parts are not available in Turkey and it is necessary to import them from abroad, the periods for the supply of materials and spare parts will be added to this two-month period. If the systems related to energy and fire safety need to be renewed, all kinds of measures, including replacement and temporary solutions, will be taken for the commissioning of the system without waiting for this two-month period.

7.4                              At the end of the lease period, the Lessee shall deliver the leased property and fixtures to the resident at the beginning of the lease, except for wear and tear due to normal use.

7.5                              The Lessee is obliged to cover the costs incurred due to the damage caused to the Buildings it operates during the rental period due to its own fault, activity and fault and to compensate the damages of the premises.

7.6                              Except for the conclusion of subscription contracts, legal and other expenses related to electricity and clean-waste connection to the leased property shall be paid by the Lessor. Lighting, heating, cleaning and electricity consumption costs of the leased property in the form of electricity and water connection and all kinds of costs and taxes related to use shall be borne by the Lessee.

7.7                              From the date of delivery of the leased property to the Lessee, in accordance with the agreement and from the beginning of the lease period, the landlord shall first provide a Fire Liability policy including construction liability (all risk), and fire/explosion, smoke, internal water, strike / lockout / turmoil / malicious acts / terrorist risks including the building owner’s responsibilities towards the lessee’s and neighbors. This insurance policy shall only cover the premises. The responsibility of insuring all kinds of goods, commodities, products and equipment belonging to the Lessee in the building belongs to the Lessee.  The building owner shall purchase the insurance policies from the respect insurance company of his/her choice. Copies of the policy shall be submitted at the request of the Lessee and the premiums related to them shall be paid by the Lessor. Insurance policies to be taken out in this way shall be renewed in the same way every year.

8                                        OBLIGATIONS OF THE LESSOR:

8.1                              The Lessor shall deliver the lower floor to the Lessee no later than May 04, 2011 in accordance with the provisions of this agreement. In the event that delivery does not take place on the specified dates except for force majeure not under the control of the Lessor, the Lessor shall be obliged to pay USD 1,000 penalty to the Lessee on a daily basis for each delayed day. In so far as; if the delay period exceeds 180 days, both parties shall have the right to unilaterally terminate the agreement until the termination of the Lessor, with the obligation to pay this daily penalty in cash and in lump sum to the Lessee. In this case, the parties shall not be obliged to pay any compensation in relation to the remaining rental period, regardless of the rental price or any other name.

If the Lessor cannot obtain the permits required to start the construction within 90 (ninety) days from the date of signing of this agreement from the relevant institutions and therefore cannot start the construction, the Lessee shall have the right to terminate the agreement unilaterally and without any liability with a justified reason.

8.2                              As of the date of issue of this agreement, the property of the immovable subject to the agreement belongs to the Lessor or group companies and the Lessor shall provide all kinds of zoning and settlement permits of the building and these permits shall be maintained for the period of validity of the lease relationship. To be able to obtain the work permits and licenses of the Lessor in accordance with the terms of Article 9.2 in its own name and occupation, the procedures required to be fulfilled by the Lessor by its nature shall be completed by the Lessor and the taxes, fees and other expenses related to these transactions shall be borne by the Lessor. If the Lessee fails to obtain all kinds of documents specified in Article 9.2 of this agreement/required for the purposes of use from the relevant institutions due to the reasons arising from the structure of the building, the Lessee has the right to terminate the agreement unilaterally and without any liability with a justified reason.

8.3                              The Lessor shall, at the Lessee’s expense, give the Lessee all necessary authority to annotate this Lease Agreement to the title deed and if the registration of this annotation requires the cooperation of the Lessor, it shall also show such cooperation. Annotation to the title deed shall be made after the completion of the assignment process specified in the first article and then the transfer of the immovable property to the Lessor Megeye Lojistik A.Ş.

8.4                              The Lessor consents to the annotation of this Lease Agreement to the land registry by the Lessee as the owner on the date of annotation of this Lease Agreement to the land registry. The Lessor agrees that this lease agreement may be annotated to the Land Registry by the Lessee with a unilateral application at the expense of the Lessee. If the Lessee fails to persuade the document or treatment required to be duly submitted by the Lessor despite the request for annotation or if it is not present in the land registry when necessary despite the written notice by Lessee, the Lessee has the right to terminate the agreement immediately with a justified reason, free from all kinds of liability.

8.5. In case of termination of the lease agreement for any reason, the said annotation shall be removed from the land registry within 30 (thirty) days at the latest from the date of termination by the Lessee without any warning and notice (fees and expenses related to this belong to the Lessee). Otherwise, the Lessee agrees and undertakes to pay a penal clause of 250.000 USD (two hundred and fifty thousand USD), without prejudice to the rights of the Lessor to claim damages and profit that will be deprived of due to this reason.

8.6                              From the date of signature of the Lease Agreement until the date of registration of the Lease Agreement in the title deed, the Leased Property shall be free from all kinds of mortgages, liens, pledges and other encumbrances except those given to financial institutions. Breach of this Clause by the Lessor shall constitute a material breach of the Agreement and shall entitle the Lessee to terminate the Agreement immediately. In this case, the lessee shall not be obliged to pay the lessor any compensation for the remaining rental period regardless of the rental price or any other name.

8.7                              The Lessor shall provide the Lessee’s technical team with access to the Leased Property before and during the Delivery Date. In addition, 60 days before the Delivery Date, the Lessee shall be able to start using the Leased Property without paying any rent for the shelving/partition and office-like construction works. However, the Lessee’s technical teams will avoid behaviors that will have a negative impact on the manufacturing and construction process and cause disruption of the construction activity. The Lessee shall be solely responsible for the compliance of your own technical committee with all kinds of safety measures during the construction and for any damages that may occur during this period and shall not recourse to the Lessor for such damages. If the works to be performed by the Lessee’s technical team adversely affect the project, the amount of lost time that will arise due to work obstruction will be added to the final delivery period.

8.8                              The Lessee shall be able to make all kinds of site visits deemed necessary by the persons authorized by the Lessee during the construction activities carried out by the Lessor and participate in the construction site meetings.

8.9                              The Lessor shall comply with all approved architectural, static, electrical and mechanical projects of the building, and the Lessee shall have the right to change the material to be used if the production of the approved material used in the project stops/the stocks cannot be supplied due to reasons such as inadequacy/inability to import, but shall never use a material of lower quality than the material specified in the project. The Lessee’s approval shall be obtained before the substitution materials are used.

8.10                       The Lessor may employ technical staff to communicate the construction progress reports to the Lessee on a monthly basis and to make necessary warnings to the persons authorized by the Lessor in cases where it is deemed necessary to remedy the violations of this Agreement and approved projects and to complete the deficiencies.

9                                        OBLIGATIONS OF THE LESSEE:

9.1                              OBLIGATIONS OF THE LESSEE RELATED TO THE USE OF THE LEASED PROPERTY:

9.1.1                    The Lessee shall take the necessary precautions to avoid the attitudes and behaviors that may harm the equipment and belongings of the system installed and left to the use of the Lessee by the Lessor in the Leased Property.

9.1.2                    It shall take measures to ensure the maintenance, repair and operation of the electrical and mechanical systems in the Leased Property in accordance with the design logic, electrical and mechanical engineering discipline and the relevant legislation.

9.1.3                    It shall comply with the obligations imposed on it above as well as the subcontractors, if any, shall comply with these provisions.

9.2 LIABILITIES OF THE LESSEE REGARDING OPERATING PERMITS

The Lessee is obliged to apply for and obtain all kinds of licenses, permits and similar documents from the Organized Industrial Zone, municipalities and other public institutions that may be necessary for its activities, provided that they are not among the prohibited works listed below and suitable for the intended use of the Leased Property. If the Lessee fails to obtain all kinds of documents required for the purposes of use of the relevant building specified in this agreement from the relevant organizations, the Lessee has the right to terminate the agreement unilaterally and without any liability with a justified reason. The fact that the Lessee has not obtained or is late in obtaining the operating permits for any reason that is not caused by the Lessor shall not prevent the rental fees to be paid in accordance with the Agreement.

Prohibited Works and Activities:

Crude oil refinery works.

Activities where coal or bituminous schist is liquefied and gasified,

Liquefied petroleum gas filling and storage activities,

Cement factories, concrete plants, activities producing cement clinger,

Nuclear power plants and other nuclear reactors,

Projects designed for the storage, disposal and processing of radioactive waste and similar radioactive waste activities,

Activities related to the production or enrichment of nuclear fuels,

Recovery activities of industrial, bilge and similar waste water,

Re-refining of used oil and/or reuse by conversion to another product/activities that turn metal, plastic, wood, nylon, rubber, paper, cardboard, glass, yarn and similar waste and scraps into intermediate or final products.

All kinds of waste; activities related to recovery, separation, incineration, gasification, chemical treatment, final and / or intermediate storage and / or landfill.

Activities where flammable / explosive / caustic materials are produced, stored and filled, Petrochemical complexes,

Activities using filter systems in closed process, gas or liquid fuel and dust sources in their production,

Brick and tile factories, coal washing, lime, plaster and emery activities,

Chlor-alkali activities, places producing sulfuric acid, phosphoric acid, hydrochloric acid, chlorine and similar chemicals, nitrogen industry and fertilizer factories integrated with this industry,

Activities producing raw materials for agricultural pesticides,

Asbestos, activities involving processing or conversion of products containing asbestos,

Rawhide processing, paddock and only animal slaughtering activities,

Talc, barite, calcite, antimony and similar crushing and grinding activities.

Activities related to jobs that do not comply with the sector classification specified in the OIZ Establishment protocol,

Activities and works that cannot be established in OIZs that are not included in the definition of facilities.

9.3                              OBLIGATIONS OF THE LESSEE RELATED TO INDEMNIFICATION:

If the Lessee, its subcontractor and its employees damage the Lessor, the persons employed by the Lessor or third party and all kind of systems, equipment and goods belonging to them intentionally, the Lessee shall be directly liable the payment of all damages / losses.

9.4                              OBLIGATIONS OF THE LESSEE REGARDING INSURANCE:

9.4.1                    Third Party Financial Liability Insurance: The Lessee shall provide third party financial liability, General Liability, Warehouse and carrier general liability insurances including terrorism within the scope of the Global Financial Liability Insurance Policy of the Lessee’s Parent Company to cover all kinds of material, physical and moral damages to the Lessor and third parties.

9.4.2                    The Lessee is obliged to insure all the damages it may cause to the leased property and fixtures, its own goods, machinery and equipment and third parties within the building due to its existence and activities in the leased property or the fault of the employees within the scope of global liability insurance. All premiums pertaining to this insurance policy to be taken out by the Lessee shall be borne by the Lessee and in case of realization of the risk, the damage amount to be paid shall be paid to the Lessor exactly. Lessee shall be liable to damages regarding the goods and commodities outside the building and its attachments and the additional decorations made by the Lessee in the building.

9.4.3                    The Lessee shall deliver a copy of the insurance policies and related documents to the Lessor upon request.

9.4.4                    The Lessee is obliged to maintain the aforementioned insurances during the term of the Agreement without any part.

9.5 SECURITY OBLIGATIONS OF THE LESSEE:

The Lessee shall be responsible for the preservation of all kinds of equipment and commodities belonging to them and their customers in the Leased Property. The Lessor shall not be liable for the loss and damage of the said goods while under the supervision and supervision of the Lessee, and the Lessee shall make the Lessor responsible for all amounts that cannot be covered by insurance if any compensation is directed to the Lessor.

9.6 OTHER LIABILITIES OF THE LESSEE:

9.6.1                    Lessee shall comply with the operating procedures and requirements of the legislation regarding the activities specified in Article 9.2, regarding the purpose of leasing.

9.6.2                    Lessee shall not carry commercial commodities and other materials outside the boundaries of the Leased Property other than for repair purposes and shall collect, store and dispose of garbage, packaging, solid and liquid wastes in accordance with laws and regulations.

9.6.3                    Lessee shall carry out its activities in accordance with the relevant legislation and the decisions, orders and instructions to be made by the competent authorities. In the event that the Lessee fails to operate the Leased Property in violation of the relevant legislation and the decisions of public institutions as a result of its own fault, the Lessor shall not have any responsibility and the commitments of the Parties shall continue to be valid until the end of the agreement.

9.6.4                    Interruption of the Lessee’s activities for more than six months due to his/her attitudes and behaviors contrary to the legislation and/or constituting a crime is a reason for evacuation for the Lessor.

10                                 TERMINATION OF AND PENAL CLAUSE TO THE LEASE AGREEMENT

In the event that one of the parties to the agreement requests concordatum, it is not objected to despite the commencement of bankruptcy proceedings against one of the parties to the agreement, or a party becomes insolvent, or its works are transferred to a trustee, agent or trustee in whole or in part, or it takes a decision for liquidation or dissolution; or it is liquidated or dissolved, the other party of the agreement has the right to terminate this agreement unilaterally and without compensation with a justified reason.

Since the Leased Property and its attachments to be constructed on the leased land subject to this agreement will be constructed in accordance with the demands and needs of the Lessee, in case the Lessee terminates this agreement without the fault of the Lessor or refrains from taking delivery of the leased properties or renounces the lease; the Lessee agrees and undertakes to pay USD 6,000,000 (six million penalty) in cash and in lump sum without any warning and notice. The Lessee has already accepted and undertaken that he will not claim that this penal clause is exorbitant in the future.

10.1                       TERMINATION BY THE LESSEE

10.1.1             If the activities of the Lessee specified in Article 9.2 in the Leased Property are prevented by the public authorities due to a reason attributable to the Lessor or due to inadequacy or legal obstacle of the leased property, or if these activities are prevented by the public authorities due to any public, in-kind or personal rights established in the Leased Property, or if the Lessee is requested to evacuate due to the sale free from the annotation of this lease agreement in the procedures of redemption of the pledge pursuant to Article 5.3, the Lessee may terminate the lease agreement unilaterally without paying any rent or other compensation to the lessor in respect of the remaining lease period. In this case, the Lessor is responsible for the damages incurred by the Lessee due to the breach of this agreement.

10.1.2             If all or part of the leased property is expropriated by any legally authorized authority for any public use or purpose, the zoning/settlement status changes and therefore it becomes impossible for the Lessee to renew or obtain operating licenses and permits, the Lessee may terminate the lease agreement immediately and unilaterally without paying any rent or other compensation in respect of the remaining lease period.

10.1.3             In cases of force majeure, earthquakes, landslides, laws, bylaws, regulations, decisions of the competent authorities (These force majeure are considered limiting), the Lessor fails to restore and repair the Leased Property, the Lessee’s obligation to pay the rent shall be frozen until the Leased Property is restored and repaired and resumed commercial activity. If this period expires by one year, the outcome of the agreement shall be negotiated and decided by the parties. Accordingly, the parties may jointly decide to terminate the agreement or to wait for the termination of the force majeure. If a joint decision cannot be reached, each party may terminate the agreement without the right to claim compensation by unilateral declaration.

10.1.4             Fires caused by building installation within one year from the date of final delivery to the leased property shall be considered as force majeure specified in Article 10.1.3. Fires shall not be considered as force majeure within the scope of Article 10.1.3, regardless of the reason for their emergence after the first year.

10.2                       TERMINATION BY THE LESSOR

Without prejudice to the reasons that the relevant provisions of the Turkish Code of Obligations entitle the Lessor to evacuation by terminating the agreement, if the Lessee fails to pay the Rental Fee partially or completely on the payment day agreed in the agreement, late or incomplete payment (without prejudice to the Lessee’s set-off rights arising from the agreement). The Lessor shall notify the Lessee in writing of such delay and incomplete payments through a notary public and the Lessor may unilaterally terminate this agreement without paying any compensation if the failure is not remedied by the Lessee within 15 (fifteen) business days of the notification of the relevant failure.

11                                 TRANSFER OF THE LEASED PROPERTY

11.1                       The Parties may not transfer and assign their rights and obligations arising from this Agreement to third parties in whole or in part without the written consent of the other Party. The Lessor may assign the rent money to financial institutions for project financing without the written consent of the Lessee.

11.2                       The Lessee may make third parties use, allocate, and/or sublet all or part of the Leased

Property for a certain price or free of charge. The use, allocation, and/or subleasing of the Leased Property to third parties shall not relieve the Lessee of its obligations to the Lessor. Even if it is used by third parties as mentioned above, the addressee of the lessor shall be the Lessee only and exclusively. The Lessee must ensure that these persons evacuate the Leased Property before the evacuation.

12.                              COMPETENT COURT

The jurisdiction of all disputes arising from this lease agreement is the Istanbul Courts and Enforcement Offices.

13.                              STAMP DUTY

Stamp duty to be paid in relation to this Agreement shall be paid by the Lessee in full for the annotation costs to the notary public and land registry.

14.                              NOTIFICATION ADDRESSES

The parties have accepted the addresses written above as their notification addresses. Unless the changes to be made to these addresses are notified in writing to the other party, the parties accept and declare that the notifications made to these addresses are valid.

LESSOR	LESSEE

MEGEYE LOJİSTİK A.Ş.	D-MARKET ELEKTRONİK HİZMETLER VE TİCARET A.Ş.

/s/ MEGEYE LOJİSTİK A.Ş.	/s/ D-Market Elektronik Hizmetler ve Ticaret A.Ş.

ANNEXES:

1. Signatory circular of the parties

2. Title deed of the leased immovable property

3. Technical specification (Specifications)

4. The preliminary project agreed

5. Technical specifications for the maintenance of buildings and fixtures

Aforementioned annexes are an integral part of the agreement and have been signed by the parties together with this agreement.

Annexes

m2 No. Saray Printing Ankara - 2004 Published by the Circulating Capital Enterprise [ ][ ][ ][ ][ ] Stock No 129 Province KOCAELİ REPUBLIC OF TURKEY TITLE DEED Photo District GEBZE Neighborhood GÜZELLER Village Street Location Sale price Section No. Plot No. Parcel No. Square measure ha m2 dm2 0.0 G22B19B1C-2D 5686 8 7.483,96 IMMOVABLE'S Quality LAND Boundary Plot Ground System No: 50244311 Reason for Acquisiti on From the Title Change of Legal Entities on behalf of MGY OTOMOTİV SANAYİ ANONİM ŞİRKETİ while all of them are registered on behalf of [***] Owner MGY OTOMOTİV SANAYİ ANONİM ŞİRKETİFull Accrue Journal No. Volume No. Page No. Serial No Date Return Volume No. 9309 147 14503 10/06/2013 Volume Page No. Complies With The Registry [***] Authorized Deputy Director (seal and signature) NOTE: * Non-pecuniary rights and annotations of the property should be applied to the land registry. ** In accordance with the provisions of the Notification Law, the address change will be notified to the relevant Land Registry Office. Page No. Serial No Serial No Date Date

<table>
<tr><td>Province</td><td>KOCAELİ</td><td rowspan="6">REPUBLIC OF TURKEY

TITLE DEED</td><td rowspan="6">Photo</td></tr>
<tr><td>District</td><td>GEBZE</td></tr>
<tr><td>Neighborhood</td><td>GÜZELLER</td></tr>
<tr><td>Village</td><td></td></tr>
<tr><td>Street</td><td></td></tr>
<tr><td>Location</td><td></td></tr>
</table>

<table>
<tr><td rowspan="2">Sale price</td><td rowspan="2">Section No.</td><td rowspan="2">Plot No.</td><td rowspan="2">Parcel No.</td><td colspan="3">Square measure</td></tr>
<tr><td>ha</td><td>m^2</td><td>dm^2</td></tr>
<tr><td>0.0</td><td>G22B19B1C-2D</td><td>5686</td><td>8</td><td></td><td>7.483,96 m2</td><td></td></tr>
</table>

<table>
<tr><td rowspan="4">IMMOVABLE'S</td><td>Quality</td><td colspan="2">LAND</td></tr>
<tr><td>Boundary</td><td colspan="2">Plot

Ground System No: 50244311</td></tr>
<tr><td>Reason for Acquisition</td><td colspan="2">From the Title Change of Legal Entities on behalf of MGY OTOMOTİV SANAYİ ANONİM ŞİRKETİ while all of them are registered on behalf of [***]</td></tr>
<tr><td>Owner</td><td>MGY OTOMOTİV SANAYİ ANONİM ŞİRKETİ</td><td>Full</td></tr>
</table>

<table>
<tr><td colspan="2">Accrue</td><td>Journal No.</td><td>Volume No.</td><td>Page No.</td><td>Serial No</td><td>Date</td><td colspan="2">Return</td></tr>
<tr><td>Volume No.</td><td></td><td>9309</td><td>147</td><td>14503</td><td></td><td>10/06/2013</td><td></td><td>Volume No.</td></tr>
<tr><td>Page No.</td><td></td><td colspan="5" rowspan="3">Complies With The Registry
[***]
Authorized Deputy Director (seal and signature)
NOTE:
* Non-pecuniary rights and annotations of the property should be applied to the land registry.
** In accordance with the provisions of the Notification Law, the address change will be notified to the relevant Land Registry Office.</td><td></td><td>Page No.</td></tr>
<tr><td>Serial No</td><td></td><td></td><td>Serial No</td></tr>
<tr><td>Date</td><td></td><td></td><td>Date</td></tr>
</table>

m2 No. No Saray Printing Ankara - 2004 Published by the Circulating Capital Enterprise [ ][ ][ ][ ][ ] Stock No 129 Province KOCAELİ REPUBLIC OF TURKEY TITLE DEED Photo District GEBZE Neighborhood GÜZELLER Village Street Location Sale price Section No. Plot No. Parcel No. Square measure ha m2 dm2 0.0 G22B19B1C-2D 5686 3 7.540,74 IMMOVABLE'S Quality LAND Boundary Plot Ground System No: 50244307 Reason for Acquisiti on From the Title Change of Legal Entities on behalf of MGY OTOMOTİV SANAYİ ANONİM ŞİRKETİ while all of them are registered on behalf of [***] Owner MGY OTOMOTİV SANAYİ ANONİM ŞİRKETİFull Accrue Journal No. Volume No. Page No. Serial No Date Return Volume No. 9309 147 14498 10/06/2013 Volume Page No. Complies With The Registry [***] Authorized Deputy Director (seal and signature) NOTE: * Non-pecuniary rights and annotations of the property should be applied to the land registry. ** In accordance with the provisions of the Notification Law, the address change will be notified to the relevant Land Registry Office. Page No. Serial No Serial Date Date

m2 ANONİM ŞİRKETİ while all of them are registered on behalf of [***]. No. No Saray Printing Ankara - 2004 Published by the Circulating Capital Enterprise [ ][ ][ ][ ][ ] Stock No 129 Province KOCAELİ REPUBLIC OF TURKEY TITLE DEED Photo District GEBZE Neighborhood GÜZELLER Village Street Location Sale price Section No. Plot No. Parcel No. Square measure ha m2 dm2 0.0 G22B19B1C-2D 5686 2 8.358,66 IMMOVABLE'S Quality LAND Boundary Plot Ground System No: 50244306 Reason for Acquisiti on From the Title Change of Legal Entities on behalf of MGY OTOMOTİV SANAYİ Owner MGY OTOMOTİV SANAYİ ANONİM ŞİRKETİFull Accrue Journal No. Volume No. Page No. Serial No Date Return Volume No. 9309 147 14497 10/06/2013 Volume Page No. Complies With The Registry [***] Authorized Deputy Director (seal and signature) NOTE: * Non-pecuniary rights and annotations of the property should be applied to the land registry. ** In accordance with the provisions of the Notification Law, the address change will be notified to the relevant Land Registry Office. Page No. Serial No Serial Date Date

m2 No. No Saray Printing Ankara - 2004 Published by the Circulating Capital Enterprise [ ][ ][ ][ ][ ] Stock No 129 Province KOCAELİ REPUBLIC OF TURKEY TITLE DEED Photo District GEBZE Neighborhood GÜZELLER Village Street Location Sale price Section No. Plot No. Parcel No. Square measure ha m2 dm2 0.0 G22B19B1C-2D 5686 1 9.084,95 IMMOVABLE'S Quality LAND Boundary Plot Ground System No: 50244305 Reason for Acquisiti on From the Title Change of Legal Entities on behalf of MGY OTOMOTİV SANAYİ ANONİM ŞİRKETİ while all of them are registered on behalf of [***]. Owner MGY OTOMOTİV SANAYİ ANONİM ŞİRKETİFull Accrue Journal No. Volume No. Page No. Serial No Date Return Volume No. 9309 147 14496 10/06/2013 Volume Page No. Complies With The Registry [***] Authorized Deputy Director (seal and signature) NOTE: * Non-pecuniary rights and annotations of the property should be applied to the land registry. ** In accordance with the provisions of the Notification Law, the address change will be notified to the relevant Land Registry Office. Page No. Serial No Serial Date Date

Offices - external windows

Heat insulated aluminum joinery (ral color will be subject to approval), glass color and quality will be subject to approval. All windows will be opened so that they can be cleaned from inside and the transom will have accessories suitable for use. Stainless steel satin finish accessories

	Offices - external windows	Low E thermal glass will be used. Tempered safety glasses and fire resistant glasses will be used where necessary.

Mechanical

	Pipe material	All types and types of rain down pipes made of HDPE material, other pipes will be evaluated with the tenant’s approval.

Hot Water Installation

The heated hot water will be drawn to the desired points in the gas fired high efficiency water tank boiler, the boiler system will also work with the solar energy panels placed on the roof.

Apart from the main core, water heating will be provided by electrical heating systems at points that require hot water. The choice and application of the boiler and heating system is under the responsibility of the tenant.

	Gas Installation	A line suitable for use in suitable diameter and size will be drawn from the main city connection. It will also have a valve that will be integrated with the fire alarm and protection system.

	Water supply Potable and Grey Water	The clean water system (potable water) system will be installed in the whole building.

	Telephone / Internet (fiber optic)	Telephone lines and Internet (via fiber optic cable) will be installed from the main network to the building and the distribution inside the building belongs to the Tenant.

Fire

	Fire Consultant	Processing the ideas of the fire consultant on the design and ensuring that the production is made accordingly (PRIORITY)

Fire Alarm and Automatic Fire Detection and Extinguishing System FIRE ALARM AND AUTOMATIC FIRE DETECTION

By zoning with an addressable and fully integrated fire alarm detection and extinguishing system and each zone can be controlled from the main panel, it will be formed in relation to and integrated with the BMS. The system will include the following;

Heat smoke detectors will be placed in offices, warehouses, corridors and social areas.

Beam detectors that can operate at high level will be established in the main storage area.

In the Security Entrance Cabin, the fire panel shall have a panel with the same functions.

In line with the opinion of the fire consultant, there will be a remote control for the fire panel on the main coin.

Roof Smoke Control Reservoirs ROOF SMOKE CONTROL RESERVOIRS

The fire shall be placed in compliance with all official obligations and with the approval of the Tenant and the fire consultant, taking into account the high level smoke control reservoirs in the building zoning, loading height shall be included in the calculations.

Sprinkler system SPRINKLER SYSTEM

A fully automatic sprinkler system will be made from the roof level. “Early Suppression Fast Response (ESFR)” shall be the system, the system design shall be for K25 heads to operate at 2.8 bar pressure and additionally 12 heads shall operate simultaneously, the system shall operate with 2 diesel pumps (Duty and standby) and shall have water tanks created above ground level. Layouts will be subject to Tenant approval, all equipment and system will be selected from NFPA approved products.

The system will provide the following terms and conditions as a minimum;

Design and assembly in accordance with the National Fire Protection Agency (NFPA 13) rules (NFPA Rules for the design and installation of ESFR sprinkler systems for storage risk Class 1 to 1V and Max product storage height of 12.2m)

Compliance with fire all local regulations, etc.

Compliance with all local fire brigade opinions and expectations

To be designed under the control of a competent fire consultant subject to the approval of the tenant insurance company

Main Fire Hydrant Line FIRE HYDRANT MAIN

Fire hydrant line and hydrants will be established around the outer perimeter of the warehouse in accordance with the approval of the Fire Authorities.

It will be designed to form a circle and to create a single continuous line, with control valves in between. Each hydrant point will be marked.

	First Aid and Fire Fighting Equipments	First aid and fire response equipment will be established within the framework of the opinions of the fire consultant and the fire authority (fire hoses, fire tubes, etc.)

	Lighting Protection LIGHTING PROTECTION	Lightning protection device will be installed. It will be mounted in such a way that it can be controlled.

Lock and keys LOCKS AND KEYS

All doors opening outwards must be lockable. There will be a master key system; system; a master key

Two subgroup switches, two of which are offices and one warehouse

Cleaning rooms key

IT Server Room Key

IN ORDER TO AVOID ANY MISTAKE IN THE DEFINITIONS, THE DOCUMENT IS GIVEN IN ENGLISH.

	ESFR	max. Max ceiling height 13.7 m

	ESFR Roof Only Systems	Max storage height 12,2 m

Mbx roof slope 9.5 degrees

Max distance between ceilings and head 460 mm

Minimum distance between head and product 900 mm

Smoke vents prohibited

Roof lights must be flush and of minimum melting point of 300 ºC for 5 minutes.

Minimum flue distance in rack of 150 mm between pallets.

No solid shelving No tote boxes or containers with solid bottoms

No highly inflammable materials including aerosols

No hanging garments

	Fire Pump Room	There will be heating. It will be at min + 4 degrees

	Fire Wall	If it is necessary to create a fire wall in accordance with local laws, etc., it should be created by the lessor, if it is not done and it is made by the Tenant, it should be deducted from the rent.

Outfield works

MAIN SAFETY AND ENTRANCE

INTRODUCTION

Access to the main building will be provided from the main road, with all road and entrance and exit fees paid. All direction signs, traffic direction signs, signboards, drainage connections and lines, temporary works will be carried out.

Security Building and security control Site Security Control

An entrance security area with windows of maximum 50 mz will be created. There will be a control room, a tea and coffee room, and a toilet, with at least 3 walls separated inside. It shall be heated and arranged as specified in the definition of offices; the work barrier shall be fixed. Repeaters of the fire panel, burglar alarm panel and fire pumps operation panel shall be located at the security location. Two cable sheaths shall be left in soft landscaped area in 2 security locations. It will be delivered to the Tenant as a shell and core.

	Barrier and entrance gates Traffic Barriers and gates	There will be a pair of manually operated lockable entrance doors. There will be two traffic barriers that can be controlled from inside the club.

Surface Drainage SURFACE DRAINAGE

In order to remove surface water, the outer area of the warehouse will collect the water in the outer frame and connect to the main line, where necessary, open channel, grid and manhole will be manufactured. There will be an oil separator at the last connection.

Special attention will be paid to duct and grid and manhole placement, there will be no channels or covers on roads and maneuver areas. Long type grid systems will be tried to be used.

There shall be no covers, connections etc. on the ground in the warehouse area.

After the first flat inclined areas of 14 meters in front of the door, 2% inclination towards the outer boundary of the building and draining the water from here and connecting to the main water drainage lines, removing the water from the site.

FOUL DRAINAGE

A ventilated waste water system will be installed. In order for the floor cleaning machines to be emptied, a connection cover will be made on the waste water line and its location will be decided separately.

Fence System FENCING

The fence system design will be made as agreed on. (Provide new fencing to the perimeter of the site in the positions to be agreed with Tenant. Fencing to be High security mesh welded a minimum of 2.5mm high.)

Ambient lighting values • Service areas - 50Lx on ground; homogeneity 35% • Parking lot - 15Lx on the ground; homogeneity 30% • Walkways - 10Lx on the ground; homogeneity 30%;

All exterior lighting headlights should use a white light source and a minimum lamp efficiency of “80 lumens per circuit watts (Phlilps Cosmopils)” should be used.

All fitting products should not be vertical connection elements, heights and locations of all lighting are subject to Tenant’s approval on the layout plan.

Emergency lighting

Emergency lighting should be available in all warehouse areas and office areas. This lighting;

• opinions of the fire counselor, fire department approval and legal regulation must be fully compliant with statutes and laws.

• the site for tests should be able to be opened and closed with a key.

All emergency lighting must be capable of staying active for a minimum of 3 hours. It must have addressable emergency lighting feature. (Thom Lighting Explorer Project or equivalent as a brand)

	Outdoor lighting	Providing outdoor lighting in a scheme where electricity is carried with the cable tray and the lighting poles are mounted on the garden retaining wall, saving the field floor

Electric power

	Storage space strength	energy outlets

• No 1 single phase 220V outlet every 2,000 ml

• No 2 single phase 220V outlets on each loading door

• No 1 for 60 ampere three phase isolator for compactor.

• 3 phase 100 ampere dedicated switch panel and equipment connection apparatus in the battery charging room

• No 5 single phase 220V outlets for workshop equipment in the battery charging room.

• 3 phase 60 ampere 380V isolators on mezzani floor allowing 1 per 500 sqm floor area

	power of offices	energy outlets - main energy system will be suitable for this infrastructure.

• “No 3- 220V power outlets” + “No 1- dedicated computer circuit” on two walls in an office room

• One socket for cleaning in social areas and corridors.

• 4 sockets in areas such as tea stoves and break areas.

• “3 phase 60 ampere 380V isolator” in the canteen

	Main Electric power (KVA)	After the designs will be determined by the tenant’s approval.

	Battery charging room	After the designs are determined, they will be determined by the tenant’s approval.

Doors and Load Ramps

	Brand	Both doors and docks will be purchased from a company as lacquer and suitable brands are Stokvis, Dynaseal or Hormann or equivalent Tenant approved brands.

	Loading area equipment	working in the vertical direction (bending under the mezzanine if above the mezzanine door) electrically operated, insulated, sectional, locked to the loading ramp with an electronic interlock system

* 2.8 meters wide x 2.8 meters wide, doors with lifting elevations to lift manually in both directions and infrastructure that can also be locked with a padlock system.

With 2 windows that can observe outside

doors should be numbered consecutively from inside and outside. Next to the door, there should be an interior-mounted angle-adjustable lighting that illuminates the wall-mounted loading ramp.

	Dock Levellers	electrohydraulic loading ramp will be 2500mm in length and 2100mm in width, “with minimum 400 mm tapered swing lip”

6 tons static and 9 tons dynamic load

Level platform will be mounted with pest control tapes.

The 250 x 150 x 100 mm heavy-duty tire should be located between the steel pad and the loading buffer.

• Dock levellers shall be mounted in preformed concrete pits designed to accept projecting vehicle mounted tall lifts. Tail lift pits to 1 be 3.0m wide x 2.5m deep x 640 mm high

	Loading ramp visors Dock Shelter/Curtain	Rigid rubber frame suitable for heavy use, sealed connection

Width 3.5 m

height 4,950 m

Side panel 600 mm

Side cover width 700 mm

Upper part 1200 mm

	Wheel router	will be available.

	External Drive through LeveI Access Door (inclined service door and ramp to take vehicles inside)	level pass doors for car service j 3.5 meters wide x 4.5 meters high It has 2 observation windows that work with electricity and can be locked by interlocking with the electric motor.

	Out of warehouse wicket doors (EXTERNAL WAREHOUSE RERSONNEL DOORS)	warehouse exterior escape and entrance doors will be insulated steel doors. It will have a steel case. It will be equipped and painted with the feature of fire escape door.

	warehouse interior doors (INTERNAL WAREHOUSE DOORS	If a single wing steel door is required to be a fire consultant and fire door within the framework of local obligations, it will also have the feature of the specified fire case.

Door inside the warehouse for the passage of mechanical transport equipment (battery charging room and main warehouse area pass);

13m wide x 4.5m high

Certified with electrically operated, automatic shutdown depending on the fire alarm system and 1 hour fire resistance if possible

Offices - external windows

Heat insulated aluminum joinery (ral color will be subject to approval), glass color and quality will be subject to approval. All windows will be opened so that they can be cleaned from inside and the transom will have accessories suitable for use. Stainless steel satin finish accessories

Offices - external doors

Heat insulated aluminum joinery (ral color will be subject to approval), glass color and quality will be subject to approval. It will be a European type lock.

Accessories will be made of satin stainless steel.

	Offices - external windows	Low E thermal glass will be used. Tempered safety glasses and fire resistant glasses will be used where necessary.

	Number of Containers - No of level access doors	The preliminary project will be determined by the tenant’s approval.

	Door heights - No of standard height doors	The preliminary project will be determined by the tenant’s approval.

	Number of double decked doors - No of double decked doors	The preliminary project will be determined by the tenant’s approval.

	Fixed or adjustable for double-deck vehicles Will it be a loading ramp? Do the Double Deck vehicles have a fixed or adjustable Intermediate deck?	The preliminary project will be determined by the tenant’s approval.

	Max/minimum vehicle bed heights	The preliminary project will be determined by the tenant’s approval.

	Load capacity	The preliminary project will be determined by the tenant’s approval.

	Type of shelters	The preliminary project will be determined by the tenant’s approval.

	Traffic lights, both internal & external	The preliminary project will be determined by the tenant’s approval.

	Boom Lights	The preliminary project will be determined by the tenant’s approval.

Offices

	roof drainage	An appropriate system of roof drainage will be designed and implemented in accordance with local laws and in a way that is capable of possible storm conditions.

roof drainage

Apart from the roof drainage system, a second water drainage system should be established that can operate even under possible adverse conditions. This system II water will definitely be prevented from entering the building.

warehouse floor

Warehouse floor surface will be hardened concrete and certain areas of the floor will be covered with Latexhalt or an equivalent material. Tenant’s approval is required before using equivalent material. The tenant will also notify the places that do not need Latexhalt application on the warehouse floor.

	warehouse floor	point load calculation; The load calculation will be applied to the 7.5 tons, 200 mm x 100 mm racking system leg. On all floors of the warehouse.

	warehouse floor	Partial collapse, low zone is not desired at any point in the warehouse floor. Several different sized conveyor spaces may be required instead of an elevator between floors.

	warehouse floor	The loading ramp height (the difference between the warehouse floor and the outer floor in front of the ramp) should be 1200 mm.

	ground load (KN / m [2] )	30 Kn / m2 (3 tons / m2) homogeneous distributed load, uniformity distributed load.

	Sprinkler system	ESFR

Storage toilets

It will be delivered to the Tenant as shell and core, designed in a good and simple way, manufactured with good workmanship, to require minimum maintenance and cleaning in two different corners by adding both warehouses, suitable for the use of 8 people at the same time, male and female.

	Porch	A porch that will work as a column-free console for a minimum of five meters will be built above the doors. There will be a fire extinguishing and rainwater drainage system.

	Roof lights	These daylight skylights will be preferred on the side instead of the roof, but there will be transparent smoke evacuation windows.

	Barrier / bollard protection	will be used.

	Floor cleaning / drainage	there shall be no drainage system for drainage of in-tank water.

	Battery charging room	equipment, 100 amps to 3 phases for charging, switch panel and connections

Installing the necessary equipment for emergency eye wash in accordance with ISIG requirements the requirement of adequate and additional ventilation equipment for the evacuation of hydrogen gas the perimeter wall of the room is protected against impacts in order not to damage the equipment. It will be delivered to the tenant as a shell and core.

in-warehouse operations offices

The construction of the below-defined areas with a closed roof with a ceiling height of 53 meters, surrounded by aluminium joinery, taking precautions against equipment traffic in the environment, will be delivered to the Tenant as a shell and core.

warehouse offices should be properly ventilated and protected by a fire protection system.

	Internal Protection measures	Taking protective measures for:

Prevention in column circumferences in maneuvering areas

Mezzanine floors

	Mezzanine floor	prefabricated or steel structures can be made.

Mezzanine floor

A clean, dust-free reinforced concrete floor that can meet a load of 1 ton / m2, and a clean-finished reinforced concrete floor with no difference in elevation. Even in a thin nylon coating, it is cracked and poured concrete in a quality that will not cause settlement.

Observation terrace

A viewing terrace suitable for the use of senior managers at the level where presentation can be made, which can provide the navigation and description of the entire interior of the warehouse surrounded by a high guardrail, will be created close to the meeting room on the office floor.

	Mezzanine sound level	40 db soundproofing

	Mezzanine staircase	[Fire escape stairs with escape gates in accordance with local fire specifications and smoke evacuation rooms should have been created.

	Quantity	4000 m3

	Structure	Fire-resistant steel construction with tests and experiments for which 3rd party tests and tests will be submitted

	Number of floors	Details of the 1st, 2nd floor options will be discussed.

	Inner clear height	3mt

	sprinkler system	There will be a fire extinguishing system that meets the same criteria as the warehouse.

Heating Cooling

	Heating need	In Istanbul conditions, a minimum of +15 degrees should be provided inside. The choice of exterior should be suitable for this.

	Need for cooling	In Istanbul conditions, a maximum of +28 degrees should be provided inside. The choice of exterior should be suitable for this.

Electricity

A transformer room

and main panel room will be established so that the electrical infrastructure can meet 25% more power against appropriate and future load increases. It will be created with the Tenant approved according to the power to be formed with the designs.

A generator panel will be established.

Measuring equipment and instruments must be established in the main panel and sub-panels.

It is necessary to provide the infrastructure against the appropriate load, which will be calculated to cover the entire lease term requirement of the tenant.

	Electricity distribution	All wiring will be done inside the cable trays, within the boundaries of the entire warehouse area. A minimum of 20% additional space will be left in the pans.

20% additional space will be left in the distribution panels, except for the sufficient capacity.

The main distribution panel shall be equipped with power factor improvement, which shall incorporate automatic monitoring and control equipment, to suit the load characteristics of development. The equipment selected shall enable the power factor of the electrical installation to be set to 0.98.

Main and secondary distribution panels and related systems will be designed and implemented in a way that they meet BS EN 60439, BS EN 60947 & BS EN 60698 standards.

	Voltage optimization	A device such as Power Perfecta should be used for voltage stabilization.

LIGHTING Warehouse - 250 lux 1 m above ground - TS mercury tubes warehouse lighting shall provide 250 lux 1 m above the ground, shall be horizontally-oriented in corridors and open areas and shall provide this lux value when shelves are fully filled, the homogeneity ratio shall be 0.8. (The uniformity ratio of 8 should also be achieved.) High-quality fluorescent lighting shall be Verteco, Dexeco Ltd or Tenant approved equivalent.

Warehouse - 250 lux @ 1 meter AFFL, 80% uniformity. Minimum efficacy - 55 lumens per circuit watt. Maximum load - 12watts / M2

There should be a motion sensor that will provide daylight and motion detection and interference, (used in open areas and corridors) up to 18 meters, and all programmable from the ground.

	Additional spaces 100 lux	Energy efficient high quality lighting working with PIR detectors will be placed in WCs, dressing rooms and other additional spaces. It will be delivered to the tenant as a shell and core.

	Offices - 500 lux	‘infrastructure will be prepared accordingly.

Environmental Lighting

“High pressure discharge SON lighting” or its tenant approved equivalent should be used in outdoor lighting. Although it is mandatory to comply with the law and local notes, the desired light levels on the basis of work places are as follows.

The required values are the minimum values to be measured on the ground. Passage roads 20 lux / m2 • Truck maneuver areas 50 lux / m2

All ambient lighting (except general ambient lighting) will be controlled by photocells. It must also be used manually. It will be set to activate automatically when it gets dark.

Hepsiburada Warehouse Contract Technical Specifications

General Overview

General

The descriptions here contain the general conditions of the 2-storey logistic warehouse building with a mezzanine on each floor to be built within GOSB. The building will be delivered by the Lessor as Shell & Core The infrastructure in the areas to be completed by the Lessor will be notified by the Lessor during the project phase and processed by the proletariat and installed by the Lessee.

	Designs	All designs will first be approved at the concept level and then as an application project. Application project and license projects will be the same.

	Standards	Conforms to TSE and EN norms

	Workmanship	Good workmanship quality requirement

	Relevance	Compliance with all local laws and regulations and sharing of proof of this

	Environment and sustainability	Minimum energy consumption as possible, waste management, minimum carbon emission

	Shipment Doors	There should be one-sided feeding for each layer.

	Maneuver distance	There should be a minimum area of 30 meters from the warehouse door to the garden border.

Loading doors and level adjusters

It will be a shipment door of 1/500 m2. On the other hand, after the tenant warehouse settlement project is clarified, by determining the doors and their number that are not needed. The parties will take action to reduce the number of mutual doors.

	Car park	It must be arranged outside the loading area.

	Permissions	All permits related to construction are under the responsibility of the lessor. All calculations required for obtaining permits are drawings etc. It will be procured and approved by the lessor.

It is the responsibility of the lessor to ensure all legal terms and conditions, and the material and moral losses to be incurred by the tenant will be covered by the Lessor.

	Warehouse area (m2)	The warehouse area will be 41300 m2 (23.000 + 18.300). - / + differences that may occur in the preliminary project will be implemented after the Tenant’s approval.

Number of floors

	Clear height (m)	It will be 11.5 meters (clean). - / + differences that may occur in the preliminary project will be implemented after the approval of the tenant.

	Mezzanine area (m2)	It will be 4000 m [2]. - / + differences that may occur in the preliminary project will be implemented after the Tenant’s approval.

	Office area (m2)	It will be 4000 m2. - /+Differences that may occur in the advanced project will be implemented after the approval of the lessee.

Security

	Perimeter Fence	The wire chill system with galvanized razor wire on the top at a height of 2.4 meters will be made with the tenant approval.

Security cabinet

The building, which has steel or reinforced concrete, where three people can work at the same time, tea coffee corner, cameras can be monitored, data and telephone connection, intervention to barriers, a toilet and changing area, height of windows and buildings that can serve trucks and vehicles at the same time, design of which will be subject to the approval of the Lessee, will be delivered to the Lessee as shell and core.

	Fire alarm system	It will be at least the current NFPA13 standard

	Barrier	there will be an arm barrier transition at the entrance

	Driver’s toilet	It will be resolved at a point close to the entrance door, integrated with the building but independent of internal circulation (not providing access to the building) subject to Tenant’s approval.

Drivers social venue

An independent waiting room will be established for the drivers, excluding the existing personnel. Integrated with the building but independent of internal circulation (not providing access to the building) will be resolved subject to Tenant’s approval. (It will be delivered to the tenant as a shell and core under the visual control of security from the main entrance control door.

Car park

	Number of vehicles	40

Environment

Environmental landscape

If possible, the formation of a green band of finished width with a minimum of 50cm depth of soil placed at the bottom of the outer wall will be separated from the concrete of the outer area with the border.

	The location of the generator	The tenant and the Preliminary project will be decided on. It is subject to the Tenant’s approval.

	Protection with barrier	The tenant and the Preliminary project will be decided on. It is subject to the Tenant’s approval.

	Car washing	The tenant and the Preliminary project will be decided on. It is subject to the Tenant’s approval.

	Smoking area	The tenant and the Preliminary project will be decided on. It is subject to the Tenant’s approval.

	Fire hydrants	In line with the opinions of the fire consultant, they will be settled on the site and there will be protective barriers in front of them.

Main Warehouse Area

	Fundamentals	The required loads should be transferred to the ground without any collapse or separation, and the foundation system should be solved with a solution suitable for the structure of the ground.

Building Structure

Although classic reinforced concrete structure is preferred, steel construction system with precautions against fire at the upper level with prefabricated reinforced concrete structure or fire resistance has also been solved and superposed in accordance with the ESFR system of the fire extinguishing system from the ceiling

	Height	Clean 11,5 meters

	Height	The highest point from the floor to the ceiling shall not exceed 13.6 meters.

	Axle range-basement floor	12m x 12m

	Axle Range • 1st floor	24m x 12m

	The height of the mezzanine floor from the finished floor	minimum 4.5 meters

	Mezzanine load calculation	1 ton / m2

	Structure and coating	It will be design and built in a way that it can resist all environmental loads without any disinformation, rupture, decomposition.

	Facade and roof covering	It will be approved by the lessor and the tenant’s insurance companies.

	Facade and roof covering	The use of non-flame resistant polyurethane and polystyrene foam filled sandwich panels will not be accepted.

	Facade and roof covering	The entire warehouse facade design and implementation should provide a tightness level of 5.0 m3 / hr / m2 at 50pcs, if it is a maximum. This will be tested and applied.

	Siding	Absolutely non-flammable mineral fiber insulation containing exterior finish surface will also be a decorative panel or sandwich panel subject to Tenant approval.

	Siding	The ‘U’ value is 0.32 W / m2 / ??. Trimo or equivalent will be used as approved by the Tenant.

	Roof covering	The ‘U’ value is 0.32 W / m2 / ??. Trimo or equivalent will be used as approved by the Tenant.

Roof covering

PVC or a critical system with waterproof feature will be solved with membrane system. It shall be completely combined together with welding system. And it will be guaranteed for 10 years. TPO preference.

Roof covering

The application will be made strictly in accordance with the manufacturer’s instructions. Strictly under the supervision and control of the producer supervisor. All joints will be made by welding and a 10-year warranty will be given.

	Roof covering	Any bitumen based roofing will not be accepted.

Roof covering

The special carrier system will be created by solving the trapezoidal roof covering together with the main carrier systems with the details of the suitability given by the manufacturer and the designer. The system will be solved with non-flammability certified products that will be solved with appropriate insulation that will catch the specified U value.

	Roof covering	Transparent skylights will be on the side. A product with a fire certificate and technical competence approved by fire consultants will be used.

Roof covering

It will be manually operated for smoke extraction on the roof and will be installed in accordance with local fire enforcement requirements and fire advisor opinions. It will be compatible with the ESFR fire sprinkler system. The tenant fire insurer must provide compliance.

	Roof covering	A fixed access road will be established on all level roofs of the warehouse for fixing, maintenance and band repair works. This access road will be inside the building and must be lockable.

DEED REGISTRATION OF THE REAL ESTATE (Detailed for Active Owners - There is Branch

Floor Type	:	Main Property	Plot/Parcel	:	5686/11
Floor Number	:	85251711	Area	:	32.4741,37 m2
City / District	:	KOCAELİ / GEBZE	Main Immovable Property	:	Land
Company Name	:	Gebze TM
Neighborhood / Village Name	:	GÜZELLER Mah.
Location	:
Volume / Page Number	:	160/15791
Registration Status	:	Active

IMMOVABLE ANNOUNCEMENT / DECLARATION / ALLIANCE

B / W / I	Explanation	Owner / Beneficiary	Date - Journal	Reason for Leaving - Date - Journal
Declaration	- THE DECISION OF THE ENTERPRISING DELEGATION DATED 22.04.2004 AND NO 4562 BELONGS TO THE OSB LAW’S ARTICLE 18 AND OSB ARTICLES 100 - 102 OF THE IMPLEMENTATION REGULATION. AND IT IS IN KOCAELİ GEBZE GÜZELLER OSB BOUNDARIES.		17/12/2004 - 8773	—
Declaration	- THE DECISION OF THE ENTERPRISING DELEGATION DATED 22.09.2004 AND NO 4562 BELONGS TO THE OSB LAW’S ARTICLE 18 AND OSB ARTICLES 100 - 102 OF THE IMPLEMENTATION REGULATION. AND IT IS IN KOCAELİ GEBZE GÜZELLER OSB BOUNDARIES.		17/12/2004-8773	—
Declaration	- THE DECISION OF THE ENTERPRISING DELEGATION DATED 22.09.2004 AND NO 4562 BELONGS TO THE OSB LAW’S ARTICLE 18 AND OSB ARTICLES 100 - 102 OF THE IMPLEMENTATION REGULATION. KOCAELİ GEBZE GÜZELLER OSB BOUNDARIES.		17/12/2004-8773	—
Declaration	THE DECISION OF THE COMMITMENT DATED 22.09.2004 AND NO 4562 OF THE OSB LAW, BELONGS TO THE ARTICLES 100 - 102 OF THE IMPLEMENTATION REGULATION AND IT IS IN KOCAELİ GEBZE GÜZELLER OSB BOUNDARIES.		17/12/2004-8773	—

PROPERTY INFORMATION

System No	Tenant	Cooperation No Shares/ Denomination	Square meters	Reason for Acquisition - Date - Journal	Reason for Leaving - Date - Journal
269593879	MGY OTOMOTİV SANAYİ ANONİM ŞİRKETİ	FULL	32.471,37	Unification Process (TSM) + Merge. - 23/05/2014 - 8916 -

Reported by: tk37780

[***]

Suitable for registration.

03.06.2014

Report Date / Time: 03.06.2014 10:49

HEPSIBURADA A-A CROSS SECTION

#06684

OPERASYON ALANI
ASMA KAT
+7.20
OPERASYON ALANI
0.00
AA KESİTİ

MEGEYE LOJİSTİK A.Ş.

T.C.

№06912

T.C.

CEM

HEPSİ BURADA
A-A KESİTİ

HEPSIBURADA FIRST FLOOR PLAN

06684

PARSEL SINIRI
ÇEKME SINIRI
222,75
+18,93
203,82
±0,00
1K.03
BİRİNCİ KAT
OPERASYON ALANI
211,45
+7,63
Mevcut kot

№ 069 12

C·E·M

HEPSİ BURADA
BİRİNCİ KAT PLANI

HEPSIBURADA GROUND FLOOR SECTION

№0 684
PARSEL SINIRI
ÇEKME SINIRI
OPERASYON ALANI
222,75
+18,93
203,82
±0,00
ASMA KAT HİZASI
ASMA KAT HİZASI
ZK 03
ZEMİN KAT
21862m2
№06912
211,45
+7,63
D-MARKET
MEGEYE LOJİSTİK A.Ş.
HEPSİ BURADA
ZEMİN KAT PLANI
C·E·M

5. Annex of the technical specifications of the buildings and fixtures:

After the final delivery of the leased property, the tenant will periodically perform the maintenance and repairs of both the building and the equipment in the building within the framework of the contracts to be made with the authorized specialist organizations. In the maintenance contracts, the authorized institutions will determine the periodic maintenance periods. One copy of the contracts to be made will be sent to the lessor. Defects arising from the construction of the building and equipment are excluded from this scope.

The list of the sections to be made periodically is as follows. During the construction and completion process of the construction, additions can be made to this list for the parties to agree.

PERIODIC FIXTURE MAINTENANCE LIST TO BE MADE BY THE TENANT IN LOCATIONS

* LOADING DOORS AND RAMPS

* ELEVATORS

* CLEANING AND MAINTENANCE OF ROOF, RAIN GUTTERS AND LANDS

* FIRE SYSTEM (PUMPS AND OTHER EQUIPMENT)

* CLEAN WATER BOOSTER (BOOSTER AND OTHER EQUIPMENT)

* SMOKE DISCHARGE FANS

* WASTE WATER EXPENDITURES MAINTENANCE

* OIL HOLDER AND OUTDOOR SURFACE WATER COLLECTION SYSTEM

* COMPENSATION PANEL, ELECTRIC INSTALLATION, EARTHING LIGHTNING EQUIPMENT

*TRANSFORMER

*FIRE DETECTION SYSTEM

* SYSTEMS REQUIRING PERIODIC MAINTENANCE REQUIRED BY ELECTRICAL INSTALLATION REGULATION, GROUNDING REGULATION

* SYSTEMS REQUIRING PERIODIC MAINTENANCE REQUIRED BY LABOR SAFETY LAW and MECHANICAL INSTALLATIONS

Surrounding areas such as generators / transformers in the outdoor area with a galvanized wire fence system and ensuring that the door is lockable

Road and Loading areas ROAD AND YARD PAVINGS

Outer field concretes will be created corresponding to axial loads of 13.5 tons. It will be designed to respond to a movement of 100 vehicles per day. Manufactures with minimum maintenance will be designed to be used for 20 years, the entire site will be superstructure concrete, and ashford application will be made.

The roads will be reinforced concrete suitable for intensive use.
Truck maneuvering area shall be reinforced concrete cast in sections with suitable contraction joints all sealed with two-part polysulphide compound on completion.
• The reinforced concrete surface to the loading area in front of all dock levellers shall extend a minimum of 18 from the front of the building.
• (The loadingarca shall be deslgned to fail away from the face of the building at a gradient of approximately ????? level of -1.2m below warehouse floor level.)

In the ring roads, the road will be separated from the edges with curbs. Partially hard floors should be created on the edges. The locations will be created on the site plan with the tenant approved.

	Environmental Protection EXTERNAL PROTECTION	Protection will be provided by steel barriers around the environmental lighting poles and fire hydrants.

	Landscape LANDSCAFING	An automatic irrigation system that feeds afforestation, greening and gray water will be created in tenant-approved areas in the environment.

Driver’s waiting area / smoking area

Integrated with the building as described, but separate from the staff, material circulation, in relation to the merchandise reception office. And with visually controllable shape from the main security door.

	Porch	Creating a minimum of 5 meters porch above the doors

	car parking area	Creation of 14 meters of flat uneven floor in the loading area of the door field concrete

ashford formula applied, broom-surfaced concrete floor, cut into suitable joints and filled with the material used in airports (to be approved by the tenant).
In order to prevent water from passing to the lower floor, insulation should be made and guaranteed under the supervision of the manufacturer’s supervisor.

environmental barriers

the surroundings of all areas that need to be protected from impacts, such as around the fire cabinet around the security hut, rain discharge pipes outside the building and ventilation grilles, are protected with barriers

Vehicle to the warehouse, forklift large truck entrance door and ramp

Creating an entrance and exit door that makes it possible to enter the warehouse with a vehicle, reach the first height of 120 cm with the help of a ramp and be larger than normal loading doors, take environmental precautions with barriers, have appropriate lighting and warning signaling

Sustainability

	Water and Air Impermeability Coefficient	Maximum 5.0 m in the entire shell to be evidenced by the test and control documents3 / h / m3 (50p at a positive pressure)

Daylight Harvesting

Details will be created to receive light from the facade in order to obtain daylight in the warehouse, only light will be taken from the smoke evacuation windows on the roof. (There will be office windows, the said lighting is excluded.) Smoke evacuation windows and facade lights will be placed in accordance with the shelf system, maximum light will be taken to the corridors between the shelves, roof lighting will be made up to 10% of the total floor area.

With the help of controlled silent and flexible fans, calculations should be made and the air circulation should be provided with maximum efficiency by working according to the automated working principle.

Air Distribution Channel
In case of working in coordination with Radiant heating, the best air distribution in accordance with the calculations will be provided with the necessary equipment and piping.

Consumption measurement Sub-metering

Equipment supply will be provided in the main distribution panel so that it can see consumption and load in each circuit.
There will be a panel that will show kWh consumption, maximum demand (kVA) and instantaneous load (ampere) values, this equipment will also have the infrastructure to inform the automation system per hour.
Office Lighting
• Warehouse Lighting
• Warehouse Heating
• Environmental Lighting

Issues which will be informed later on

racking system

racking system direction plates

Handling machines

Final electrical outlet points

Conveyor

pata and IT

Telephone line desired points

Office furniture

blinds / curtains

Kitchen furnishing and detail needs